Exhibit 99.1

ASC ANNOUNCES

TRANSFER TO LIQUIDATING TRUST

DULLES, VA, June 10 - Advanced Switching Communications, Inc. announced that it transferred substantially all of its remaining assets to (and its remaining liabilities were assumed by) the Advanced Switching Communications Liquidating Trust (the "Liquidating Trust") in accordance with the Company's plan of complete liquidation and dissolution. As previously announced by the Company, May 24, 2002 was the last day of trading of the Company's common stock on the Nasdaq National Market, and the Company's stock transfer books were closed as of the close of business on such date.

The Company will file a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company's common stock under the Securities Exchange Act of 1934. However, under the Trust Agreement, the Trustee is authorized to file current reports on Form 8-K with the Commission as he deems appropriate.

Under the terms of the Liquidating Trust Agreement executed by the Company and the Trustee as of June 10, 2003 (the "Record Date"), each stockholder of the Company (each, a "Beneficiary") automatically became the holder of one unit of beneficial interest ("Unit") in the Liquidating Trust for each share of the Company common stock then held of record by such stockholder. All outstanding shares of the Company common stock are automatically deemed cancelled, and the rights of the Beneficiaries in their Units will not be represented by any form of certificate or other instrument. Stockholders of the Company on the Record Date are not required to take any action to receive their Units. The Liquidating Trust will maintain a record of the name and address of each Beneficiary and such Beneficiary's aggregate Units in the Liquidating Trust. Subject to certain exceptions related to transfer by will, intestate succession or operation of law, the Units will not be transferable, nor will a Beneficiary have authority or power to sell or in any other manner dispose of any Units.

The Liquidating Trust was organized for the sole purpose of winding up the Company's affairs and the liquidation of its assets. From time to time, the Liquidating Trust may make distributions of its assets to Beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the Liquidating Trust. No assurances can be given as to the amount or timing of any distributions by the Liquidating Trust.

The following is a description of the material United States federal income tax consequences to stockholders holding Units in the Liquidating Trust. This discussion is not a comprehensive description of all of the tax consequences that may be relevant to such stockholders. The Liquidating Trust is intended to qualify as a "liquidating trust" for federal income tax purposes. As such, the Liquidating Trust will be a complete pass-through entity for federal income tax purposes and, accordingly, will not itself be subject to federal income tax. Instead, for federal income tax purposes, stockholders of the Company on the Record Date will be deemed to have received, and therefore own, a pro rata share of the assets transferred by the Company to the Liquidating Trust, and will be subject to the same federal income tax consequences with respect to the receipt, ownership or disposition of such assets as if such stockholder had directly received, owned or disposed of such assets, subject to such Stockholders' pro rata share of liabilities of the Company assumed by the Liquidating Trust. Each stockholder will recognize gain or loss in an amount equal to the difference between (x) the sum of (i) the value of prior liquidating distributions received by such stockholder and (ii) the fair market value of such stockholder's pro rata share of the assets of the Company that were transferred to the Liquidating Trust and (y) such stockholder's adjusted tax basis in the shares of the Company's common stock held. Special rules apply if the value of prior liquidating distributions received by such stockholder exceed the stockholder's adjusted tax basis in the shares of the Company's common stock held. Accordingly, distributions, if any, of the Liquidating Trust's assets to Beneficiaries of the Liquidating Trust will not be taxable to such Beneficiaries, though Beneficiaries will be required to take into account, in accordance with their method of accounting, a pro rata share of the Liquidating Trust's items of income, deduction, gain, loss or credit, regardless of the amount or timing of distributions to Beneficiaries.

The Liquidating Trust will furnish to Beneficiaries of the Liquidating Trust a statement of their pro rata share of the assets transferred by the Company to the Liquidating Trust, less their pro rata share of the Company's liabilities assumed by the Liquidating Trust. On a yearly basis, the Liquidating Trust also will furnish to Beneficiaries a statement of their pro rata share of the items of income, gain, loss, credit and deduction of the Liquidating Trust to be included on their tax returns.

Stockholders of the Company are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and distributions, if any, by, the Liquidating Trust. The foregoing summary of United States federal income tax considerations is included for general information only and does not constitute legal advice to any stockholder. The tax consequences to each stockholder of establishing and operating the Liquidating Trust will depend on the facts of each stockholder's particular situation. Stockholders of the Company are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and distributions, if any, by the Liquidating Trust, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws.

Inquiries regarding matters relating to the Company and the Liquidating Trust should be delivered to the Trustee: Advanced Switching Communications Liquidating Trust, Frederic T. Spindel, Trustee, Venable, Baetjer & Howard, LLP, 1201 New York Ave., N.W., Washington, D.C. 20005; telephone number: (202) 513-4732; facsimile number : (202) 962-8300.

Except for any historical information, the matters discussed in this press release contain forward-looking statements that reflect the Company's current views regarding future events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ, possibly materially, from those projected in the forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the liquidation and dissolution of the Company, including without limitation, settlement of the Company's liabilities and obligations, costs incurred in connection with carrying out the plan of liquidation and dissolution, the amount of income earned on the Company's cash and cash equivalents and short-term investments during the liquidation period, and the actual timing of liquidating distributions; the liability of the Company's stockholders for the Company's liabilities in the event contingent reserves are insufficient to satisfy such liabilities; the transactions the Company has agreed to, and any winding down of the Company in the future, may result in payments to stockholders that are substantially lower than the price a stockholder paid for shares of the Company's common stock; and possible contingent liabilities and post-closing indemnification and other obligations arising from the sale of the Company's office and furniture equipment, its component inventory, and its intellectual property.